        As filed with the Securities and Exchange Commission on [ ], 2003

                                                      Registration No. 333-_____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                             THE QUIGLEY CORPORATION
                             -----------------------
             (Exact Name of Registrant as Specified in Its Charter)

    Nevada                                                     23-2577138
    ------                                                     ----------
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                            Identification Number)
                                 Kells Building
                             631 Shady Retreat Road
                              Doylestown, PA 18901
                                 (215) 345-0919
                                 --------------
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                 Guy J. Quigley
                             Chief Executive Officer
                             The Quigley Corporation
                                 Kells Building
                             631 Shady Retreat Road
                              Doylestown, PA 18901
                                 (215) 345-0919
                                 --------------
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                        of Agent For Service of Process)
                          ----------------------------

                                   Copies to:

                            Robert H. Friedman, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200
                              ---------------------

            Approximate  date of  commencement  of proposed  sale to the public:
From time to time after this Registration Statement becomes effective.

                             -----------------------

            If the only  securities  being  registered  on this  Form are  being offered pursuant to dividend or interest  reinvestment  plans,  please check the following box. / /

            If any of the  securities  being  registered  on this Form are to be offered  on a  delayed  or  continuous  basis  pursuant  to Rule 415  under  the
Securities Act of 1933,  other than  securities  offered only in connection with
dividend or interest reinvestment plans, please check the following box. |X|

            If this  Form is  filed to  register  additional  securities  for an offering  pursuant to Rule 462(b)  under the  Securities  Act,  please check the following box and list the Securities Act  registration  statement number of the
earlier effective registration statement for the same offering. |X| 333-86976

            If this Form is a  post-effective  amendment  filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act  registration   statement  number  of  the  earlier  effective  registration statement for the same offering. / /

            If delivery  of the  prospectus  is expected to be made  pursuant to
Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
                                                       Proposed
                                                       Maximum
                                                       Offering     Proposed
                                         Amount to       Price      Maximum           Amount of
                                             be           Per       Aggregate        Registration
 Title of Shares to be Registered        Registered     Share(1)   Offering Price         Fee
---------------------------------------------------------------------------------------------------
Common Stock, $.0005 par value            250,000        $6.27      $1,567,500          $127
---------------------------------------------------------------------------------------------------
Total.........................................................................          $127
---------------------------------------------------------------------------------------------------

(1)         Estimated solely for the purpose of calculating the registration fee in accordance  with Rule 457(c) under the Securities Act of 1933, as amended,  based on the  average  of the high and low  prices  of the
            Registrant's  common stock,  on The Nasdaq  National Market on March
            25, 2003.

            THE  REGISTRANT  HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH
DATE OR  DATES AS MAY BE  NECESSARY  TO  DELAY  ITS  EFFECTIVE  DATE  UNTIL  THE
REGISTRANT SHALL FILE A FURTHER  AMENDMENT WHICH  SPECIFICALLY  STATES THAT THIS
REGISTRATION  STATEMENT  SHALL  THEREAFTER  BECOME  EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE  REGISTRATION  STATEMENT
SHALL BECOME  EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE  COMMISSION,
ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  EXPLANATORY NOTE AND INCORPORATION OF CERTAIN
                            INFORMATION BY REFERENCE

            This  Registration  Statement is being filed with the Securities and
Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  This  Registration  Statement  relates to the public  offering  by the
Registrant  contemplated  by the  Registration  Statement on Form S-3,  File No.
333-86976, originally filed with the Securities and Exchange Commission on April
25,  2002,  as  supplemented  on  February  27,  2003 (the  "Prior  Registration
Statement"),  and is being  filed  for the  purpose  of  registering  additional securities  of the  same  class  as  were  included  in the  Prior  Registration
Statement.   The  contents  of  the  Prior  Registration  Statement  are  hereby incorporated by reference.

                                  EXHIBIT INDEX

   *3.1        Articles of Incorporation of the Company (as amended).
   *3.2        Certificate  to Increase the Number of  Authorized  Shares of the
               Company.
   *3.3        Bylaws of the Company as currently in effect.
  **5.0        Opinion of Olshan Grundman Frome  Rosenzweig  &  Wolosky LLP,
               with respect to legality of the Common Stock.
 **23.1        Consent of Olshan Grundman Frome  Rosenzweig  &  Wolosky LLP,
               included in Exhibit No. 5.0.
 **23.2        Consent of PricewaterhouseCoopers LLP.
 **24.0        Power  of  Attorney,  included  on the  signature  page  to  this
               Registration Statement.

-----------------------
*    Previously filed.
**   Filed herewith.

                                   SIGNATURES

            Pursuant to the  requirements  of the  Securities  Act of 1933,  the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized,  in the City of Doylestown, Commonwealth of Pennsylvania on the 31st
day of March, 2003.

                                            The Quigley Corporation

                                            By: /s/ Guy J. Quigley
                                                ----------------------
                                                Guy J. Quigley
                                                Chief Executive Officer

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE  PRESENTS,  that each person  whose  signature appears  below  constitutes  and appoints Guy J. Quigley and Charles A. Phillips his true and  lawful  attorney-in-fact  with  full  power  of  substitution  and resubstitution  for  him  and in his  name,  place  and  stead,  in any  and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other  documents  in  connection  therewith,  with the  Securities  and Exchange
Commission,  hereby ratifying and confirming all that said  attorney-in-fact  or his substitute may lawfully do or cause to be done by virtue hereof.

            Pursuant  to the  requirements  of the  Securities  Act of 1933,  as amended,  this  registration  statement  has been signed below by the  following persons in the capacities and on the dates indicated.

     Signature                               Title                         Date
     ---------                               -----                         ----

/s/ Guy J. Quigley
--------------------------      Chairman of the Board, President,        3/31/03
Guy J. Quigley                  Chief Executive Officer and
                                Director

/s/ Charles A. Phillips
--------------------------      Executive Vice President, Chief          3/31/03
Charles A. Phillips             Operating Officer and
                                Director

/s/ George J. Longo
-------------------------       Vice President, Chief Financial          3/31/03
George J. Longo                 Officer and Director (Principal
                                Financial and Accounting Officer)

/s/ Jacqueline F. Lewis
-------------------------       Director                                 3/31/03
Jacqueline F. Lewis

/s/ Rounsevelle W. Schaum
--------------------------      Director                                 3/31/03
Rounsevelle W. Schaum

--------------------------      Director                                 _______
Stephen W. Wouch